Exhibit 99.1

CONTACT:	Darryl Baker
Chief Financial Officer
480-477-3566
dbaker@igo.com

IGO REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

SCOTTSDALE, Ariz., May 9, 2012 – iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today reported financial results for the first quarter ending March 31, 2012.

Revenue was $8.2 million for the first quarter of 2012, compared with $9.2 million in the same period of the prior year.

Net loss was $2.8 million, or ($0.08) per share, in the first quarter of 2012, compared with a net loss of $1.6 million, or ($0.05) per share, in the same quarter of the prior year. The increase in net loss is primarily attributable to a lower level of sales of power products and lower gross margins in the retail channel.

The Company had $13.6 million in cash, cash equivalents, and short-term investments, $10.7 million in working capital (excluding cash, cash equivalents and short-term investments), and no debt as of March 31, 2012.

Michael D. Heil, President and Chief Executive Officer of iGo, commented, “While our year-over-year revenue trends reflect the more challenging conditions for power products in the retail channel, we were able to generate a 14% increase in sales of our laptop and mobile device chargers relative to the fourth quarter of 2011. We continue to move forward with a number of initiatives designed to further improve the performance of our power products business, including introducing new chargers across a broader range of price points and exploring relationships with larger distributors of mobile electronic device accessories. We also continue to be pleased with the progress we are making with our audio products and with our rechargeable alkaline battery products, which we expect will continue to show positive trends throughout 2012.”

Financial Review

Following is a breakdown of year-over-year revenue trends in the Company’s major product categories:

•

Power products – Sales of power products were $6.5 million for the first quarter of 2012, compared with $7.9 million for the first quarter of 2011. The decline was primarily due to lower sales in the retail channel.

•	Audio products – Sales of audio products were $778,000 for the first quarter of 2012, compared with $771,000 for the first quarter of 2011.

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iGo, Inc.

•

Rechargeable alkaline batteries – Sales of rechargeable alkaline batteries were $658,000 for the first quarter of 2012, compared with $147,000 for the first quarter of 2011. The increase was primarily due to increased distribution in Europe and North America.

Gross margin for the first quarter of 2012 was 17.5%, compared with 31.0% in the first quarter of 2011. The decline in gross margin is primarily due to more competitive pricing for power products in the retail channel.

Total operating expenses were $4.2 million in the first quarter of 2012, compared with $4.5 million in the first quarter of 2011. The decline is primarily attributable to lower marketing expense.

Conference Call

Given the short period of time between iGo’s Q4 2011 and Q1 2012 financial reports, the Company has elected not to hold a conference call this quarter. An archived version of the conference call held on March 27, 2012 can be accessed on the Investor Relations section of the Company’s website at www.igo.com.

About iGo, Inc.

iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.

iGo’s products are available at www.igo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.

iGo, Inc.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the intent to implement new initiatives throughout 2012 with a goal of increasing the sales and gross margins in the power products business and improving the company’s overall financial performance. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of our revenue to absorb expenses; our dependence on large purchases from significant customers, namely Walmart and RadioShack; our ability to expand and diversify our customer base; our reliance upon Walmart, as well as other distributors and resellers; increased focus of consumer electronics retailers on their own private label brands; our ability to expand our revenue base and develop new products and product enhancements; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; our ability to manage our inventory levels; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; that our common stock could be delisted from the NASDAQ Global Market; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

iGo, Inc.

iGo, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(000’s except per share data)

(unaudited)

	Three months ended March 31,
	2012	2011
Revenue	$8,247	$9,228
Gross profit	1,445	2,859
Operating expenses:
Sales and marketing	1,568	2,037
Research and development	651	471
General and administrative	1,996	2,041

Total operating expenses	4,215	4,549

Loss from operations	(2,770)	(1,690)
Interest income (expense), net	5	21
Other income (expense), net	(23)	30

Net loss	$(2,788)	$(1,639)

Basic and diluted net loss per share	$(0.08)	$(0.05)
Basic and diluted weighted average common shares outstanding	33,767	33,026

iGo, Inc.

iGo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(000’s)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$11,108	$10,290
Short-term investments	2,517	4,890
Accounts receivable, net	5,221	5,813
Inventories	9,957	11,177
Prepaid expenses and other current assets	395	540

Total current assets	29,198	32,710
Other assets, net	4,284	4,568

Total assets	$33,482	$37,278

LIABILITIES AND EQUITY
Liabilities, excluding deferred revenue	$4,042	$5,106
Deferred revenue	825	1,305

Total liabilities	4,867	6,411
Total stockholders’ equity	28,615	30,867

Total liabilities and equity	$33,482	$37,278

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